                                                                   EXHIBIT 10.17




                                                                  August 1, 1996



Gregory & Hoenemeyer, Inc.
660 Steamboat Road
Greenwich, Connecticut 06830

Attention: W. Grant Gregory
           Chairman

Dear Mr. Gregory:

         This letter agreement sets forth the terms of the retention of Gregory & Hoenemeyer, Inc. ("G & H") by AMBAC Capital Corporation (collectively with its affiliates, "AMBAC").

         1. (a) G & H will assist AMBAC as its financial advisor in connection with any Transaction (as such term is defined in clause (b) of this paragraph 1) with or involving Cadre Financial Services, Inc. and its broker-dealer affiliate Cadre Securities, Inc. (collectively, together with their respective subsidiaries and affiliates, including Cadre Consulting Services, Inc., "Cadre"). G & H's services will include advice on valuation and structuring of any Transaction and assisting AMBAC in negotiations with Cadre.

            (b) As used in this letter agreement, the term "Transaction" means
                (i) any merger, consolidation, reorganization, or other business combination pursuant to which the business of Cadre is acquired by, or combined with, AMBAC, (ii) the acquisition, directly or indirectly, by AMBAC in a single transaction or a series of transactions, of (A) all or substantially all of the assets of Cadre or (B) more than fifty percent of Cadre's outstanding capital stock or (iii) the acquisition, directly or indirectly, by AMBAC of control of Cadre otherwise than through the acquisition of Cadre's voting capital stock.

         2. In connection with G & H's activities on AMBAC's behalf, AMBAC will cooperate with G & H and will furnish G & H with all information and data concerning AMBAC, Cadre and any Transaction that G & H deems appropriate. G & H agrees to (a) keep any such non-public information
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Gregory & Hoenemeyer, Inc.
August 1, 1996
Page 2


            confidential so long as it remains non-public, unless disclosure is required by law or requested by any governmental or regulatory agency or body, and (b) not make any use of such confidential information, except in connection with G & H's services for AMBAC under this letter agreement.

         3. AMBAC agrees to pay the following fees to G & H:

            (a) An advisory fee of Thirty Thousand Dollars ($30,000),
                payable in cash on the date of this letter agreement.

            (b) A transaction fee of Two Hundred Fifteen Thousand Dollars
                ($215,000), if, during the period G & H is retained by AMBAC, or within eighteen (18) months after the date of termination of this letter agreement, (i) a Transaction is consummated with Cadre, or (ii) AMBAC enters into an agreement with Cadre which subsequently results in a Transaction. The transaction fee shall be payable in cash upon the closing of such Transaction.

         4. In addition to any fees that may be payable to G & H under this letter agreement, AMBAC agrees to reimburse G & H for its reasonable out-of-pocket expenses incurred in connection with its activities under this letter agreement, including the reasonable fees and disbursements of its legal counsel.

         5. AMBAC agrees to indemnify G & H and its directors, officers, employees, agents and controlling persons (G & H and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject in connection with G & H's engagement under this letter agreement, and will reimburse any Indemnified Party for all legal and other expenses, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from G & H's bad faith, gross negligence or willful misconduct.

         6. G & H's engagement under this letter agreement may be terminated by either AMBAC or G & H at any time with or without cause upon written notice to that effect to the other party, it being understood that the provisions relating to payment of fees and reimbursement of reasonable expenses and indemnification shall survive any such termination.
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Gregory & Hoenemeyer, Inc.
August 1, 1996
Page 3



         7. No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed in that state.


     If the foregoing is in accordance with your understanding, please sign and return to me the enclosed copy of this letter agreement.


                                                Very truly yours,

                                                AMBAC CAPITAL CORPORATION




                                                By:/s/ W. Dayle Nattress
                                                   ---------------------------

                                                       W. Dayle Nattress
                                                       Chairman, President and
                                                       Chief Executive Officer


Accepted and agreed to as of the
date first above written:

GREGORY & HOENEMEYER, INC.




By:/s/ W. Grant Gregory
   ---------------------------
       W. Grant Gregory
       Chairman


Enclosure